SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): December 17, 2004
                                                          -----------------


                          PocketSpec Technologies Inc.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Colorado                       0-28789                84-1461919
  ------------------------------      -------------          -------------------
  (State or  other  jurisdiction      (Commission              (IRS Employer
  of incorporation)                    File Number)         Identification No.)




      3225 East 2nd Avenue, Denver CO                              80206
   ---------------------------------------                       ---------
   (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (303) 393-8060
                                                            -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2004, the Registrant entered into a non-exclusive Investment Banking Agreement to retain Sloan Securities Corp. The purpose of this Agreement is to provide PocketSpec Technologies Inc. (the "Company") with advisory services and potential acquisition transactions. Under the agreement Sloan Securities will seek to identify a target corporation to consummate an acquisition with the Company. Sloan Securities will assist with any merger, share exchange, consolidation, reorganization, or acquisition by the Company of all or a portion of assets or common equity by way of negotiated purchase. The Company agrees to pay Sloan Securities a fee equal to 20% of Consideration paid or payable in the acquisition transaction. In addition, the Company will pay to David Lowenstein's company, Strategic Initiatives, a fee of 5% for services performed, upon completion of acquisition.


Item 9.01 Financial Statements and Exhibits

     10.20 Non-exclusive Investment Banking Agreement with Sloan Securities Corp. dated December 13, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 17, 2004                        PocketSpec Technologies Inc.


                                           By:   /s/ Janet Brophy
                                                 ------------------------------
                                                Janet Brophy (President)